EXHIBIT 10.2
THE HOST HOTELS & RESORTS L.P. EXECUTIVE DEFERRED COMPENSATION PLAN
NONQUALIFIED PLAN TRUST AND SERVICES AGREEMENT

    THIS NONQUALIFIED PLAN TRUST    AND SERVICES AGREEMENT (“Agreement”) is made by and among T. Rowe Price Trust Company, a Maryland limited purpose trust company (“Trustee”), T. Rowe Price Retirement Plan Services, Inc., a Maryland corporation (“Recordkeeper”), and Host Hotels & resorts, L.P., a limited partnership organized under the laws of Delaware (“Employer”).

WHEREAS, Employer has established THE HOST HOTELS & RESORTS L.P. EXECUTIVE DEFERRED COMPENSATION PLAN (the “Plan”) to provide deferred compensation benefits for a select group of its management or highly compensated employees; and

WHEREAS, Employer has incurred or expects to incur liability under the terms of the Plan with respect to the participants of the Plan and their beneficiaries (collectively “Trust Beneficiaries”); and

WHEREAS, it is the intention of Employer to make contributions to a trust to provide it with a source of funds to assist it in meeting some or all of its liabilities under the Plan; and
WHEREAS, Trustee is willing to serve as nondiscretionary trustee in accordance with the provisions of this Agreement; and
WHEREAS, Employer intends to obtain recordkeeping and related administrative services for the Plan from Recordkeeper and Recordkeeper is willing to perform such services in accordance with the provisions hereof.

NOW THEREFORE, the Employer, Trustee and Recordkeeper hereby agree to the provision of such services in accordance with the following terms and conditions:

SECTION 1. Establishment of the Trust

1.1Employer hereby establishes with Trustee a trust to accept such sums of money and other property acceptable to Trustee as from time to time shall be transferred to Trustee (the “Trust”). All Trust assets shall be held, administered and disposed of by Trustee in accordance with the provisions of this Agreement. Neither Trustee nor Recordkeeper shall have any obligation with respect to any decision by Employer whether to establish or fund this Trust.

1.2This Trust shall be irrevocable.
1.3The Trust is intended to constitute an unfunded arrangement for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

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1.4This Trust is intended to be a grantor trust, of which Employer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly.

1.5Trust assets (including principal and any earnings thereon) shall be held separate and apart from other funds of Employer and shall be used exclusively for the uses and purposes of Trust Beneficiaries and general creditors, or payment of Plan or Trust expenses (“Trust Expenses”) as herein set forth. Trust Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Trust Beneficiaries against Employer. Any assets held in the Trust will be subject to the claims of Employer’s general creditors under federal and state law in the event that Employer is Insolvent, as defined in Section 3.1.

1.6Employer, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to Trustee to augment the Trust assets to be held, administered and disposed of by Trustee as provided in this Agreement. Neither Trustee nor any Trust Beneficiary shall have any right to compel such additional deposits.

1.7Trustee accepts the Trust established under this Agreement on the terms and subject to the provisions set forth herein.
SECTION 2. Payments to Trust Beneficiaries

1.1If Employer has not elected to receive check and tax services on Schedule A, or if Employer directs Trustee to pay Trust assets to Employer to satisfy tax withholding obligations as described in Section 9 (regardless of whether Employer has elected check and tax services), Employer shall provide Recordkeeper, acting as agent of Trustee, with instructions to disburse amounts to Employer for payment to each Trust Beneficiary. Such instructions shall specify the investments to be liquidated to fund such payments.

1.2If Employer has elected check and tax services on Schedule A, the following terms shall apply.

(a)Employer shall provide payment instructions that indicate the amounts payable to each Trust Beneficiary, the investments to be liquidated to fund such payments, the form in which such amounts are to be paid and the time of commencement for payment of such amounts.

(b)Except as otherwise provided herein, Trustee shall make payments out of Trust assets to Trust Beneficiaries in accordance with such payment instructions, net of tax withholding described below.

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(c)Unless otherwise directed by Employer, Recordkeeper, acting as agent of Trustee, shall withhold and remit to tax authorities U.S. federal income taxes and any required U.S. state income taxes, as more fully described in Section 9.

1.3The entitlement of a Trust Beneficiary to benefits under the Plan shall be determined by Employer and any claim for benefits shall be considered and reviewed under the claims procedures set forth in the Plan.

1.4Employer may make payment of benefits directly to Trust Beneficiaries as they become due under the terms of the Plan. Employer shall notify Recordkeeper of its decision to make payment of benefits directly prior to the time amounts are payable to Trust Beneficiaries. In addition, if Trust assets, after setting aside amounts owed for payment of Trust Expenses, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Employer shall make the balance of each such payment as it falls due. Trustee or Recordkeeper shall notify Employer where the Trust assets are not sufficient to make the requested benefit payments.
1.5Employer shall remain primarily liable to pay benefits under the Plan to the extent not paid from the Trust.
1.6Notwithstanding anything to the contrary in this Agreement, in the event that Employer determines that the Trust assets exceed one-hundred and twenty-five percent (125%) of the anticipated benefit obligations and administrative expenses that are to be paid under the Plan, the Trustee, at the direction of Employer, shall distribute to Employer such excess portion of the Trust assets. The Trustee shall be entitled to obtain, at the reasonable expense of the Employer or the Trust, and rely on verification from an independent professional advisor with respect to the calculation of the excess, if any, of the Trust assets to be distributed to the Employer.

SECTION 3. Payments to Trust Beneficiaries When Employer is Insolvent
1.1Upon receipt of notification that Employer is Insolvent, Trustee shall cease payment of benefits to Trust Beneficiaries. Employer shall be considered “Insolvent” for purposes of this Trust Agreement if: (a) Employer is unable to pay its debts as they become due, or (b) Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. The Employer through its Board of Directors, Chief Executive Officer, or their equivalents (the “Governing Body”) shall have the duty to certify in writing to Trustee and Recordkeeper that Employer is Insolvent.

1.2At all times during the continuance of this Trust, as provided in Section 1.5 hereof, Trust assets (after deduction for Trust Expenses) shall be subject to the claims of general creditors of Employer in the event of Employer’s Insolvency as set forth below:

(a)If a person claiming to be a creditor of Employer alleges in writing to Trustee that Employer has become Insolvent, Trustee shall determine solely through written certification of the Governing Body whether Employer is Insolvent and, pending

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such determination, Recordkeeper shall discontinue payment of benefits to Trust Beneficiaries.

(b)Unless Trustee or Recordkeeper has received written notice from the Governing Body or a person claiming to be creditor of Employer alleging that Employer is Insolvent, neither Trustee nor Recordkeeper shall have any duty to inquire whether Employer is Insolvent. Trustee and Recordkeeper may in all events rely on such certification concerning Employer’s solvency as may be furnished to Trustee and Recordkeeper by the Governing Body in accordance with Sections 3.1 and 3.2(a) hereof.

(c)If at any time Trustee or Recordkeeper has received written notice of Insolvency from the Governing Body, Recordkeeper shall discontinue payments of benefits under the Plan to Trust Beneficiaries and Trustee shall hold Trust assets (after deduction for Trust Expenses) for the benefit of Employer’s general creditors. Trustee shall deliver the Trust assets (after deduction for Trust Expenses) to satisfy the claims of Employer’s general creditors as directed by order of a court of competent jurisdiction. Nothing in this Agreement shall in any way diminish any rights of Trust Beneficiaries to pursue their rights as general creditors of Employer with respect to benefits due under the Plan or otherwise.

(d)Recordkeeper shall resume the payment of benefits to Trust Beneficiaries in accordance with this Agreement only after (i) the Governing Body has notified Trustee and Recordkeeper in writing that Employer is not Insolvent (or is no longer Insolvent) and Employer has directed such resumption, or (ii) by order of a court of competent jurisdiction.

1.3Provided that there are sufficient assets in the Trust after deduction for Trust Expenses, if Recordkeeper discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance to each Trust Beneficiary shall include the aggregate amount of all payments which would have been made to such Trust Beneficiary during the period of such discontinuance, less the aggregate amount of any payments (as reflected in the payment instructions) made to such Trust Beneficiary by Employer during any such period of discontinuance, unless directed otherwise by Employer.

SECTION 4. Payments to Employer

Except as provided in Section 3 hereof, if the Trust is irrevocable, Employer shall have no right or power to direct Trustee to return to Employer for its own purposes, or to divert to others, any of the Trust assets before: (a) all Trust Expenses have been paid; and (b) Employer has certified to Trustee that all benefits have been paid to Trust Beneficiaries; provided, however, that nothing shall prohibit Trustee from making payments to Employer as provided in Section 2.

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SECTION 5. Trust Investments

1.1Subject to the provisions of Section 1.1 and this Section 5.1, Trustee shall invest the Trust assets solely as directed by Employer. Employer shall limit its directions to the following categories of investments: (a) investment companies registered under the Investment Company Act of 1940 (“Mutual Funds”) and advised by T. Rowe Price Associates, Inc. (“Price Funds”); (b) Mutual Funds advised by entities other than T. Rowe Price Associates, Inc. (“Non-Price Funds”); and (c) governmental obligations, savings and time deposits, certificates of deposit, or cash.

1.2Schedule B shall contain the specific direction of Employer with respect to specific Trust investments from among the categories permitted in Section 5.1. Employer hereby directs Trustee to invest the Trust assets among the investment options listed on Schedule B in accordance with the elections provided by each Trust Beneficiary to Recordkeeper. After consultation with Recordkeeper and Trustee as to the acceptability of such assets to Trustee and the administrative feasibility and timing of any change, Employer may change the Plan’s investment options listed on Schedule B by providing written directions to Recordkeeper and Trustee; provided, however, that Trustee shall not be required to hold in the Trust any assets that are not permissible under Section 5.1. To the extent any investment option included in Schedule B is a target date fund advised by T. Rowe Price Associates, Inc., Employer hereby directs that any new fund in the same series be added to the investment options after notice to Employer, unless Employer provides prior written notice of its objection to Trustee.

1.3Neither Trustee nor Recordkeeper shall have any duty to question any action or inaction of Employer, or any direction or absence thereof from Employer. Neither Recordkeeper nor Trustee shall have a duty to make any suggestion to Employer as to the investment or reinvestment of, or the disposition of, Trust assets.
SECTION 6. Disposition of Income

During the term of this Trust, all income received in the Trust shall be accumulated and reinvested without distinction between principal and income.

SECTION 7. Accounting by Trustee and Recordkeeper

When Trustee and Recordkeeper provide reports of Trust investments to Employer, as more fully described in Section 14.4, such reports shall be based, without independent investigation, upon values provided by third parties commonly relied upon for such purposes, including sponsors of Mutual Funds, records of securities exchanges and third-party pricing services.

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SECTION 8. Trustee Responsibility and Duties

1.1Trustee agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Agreement.

1.2Trustee may use agents, including Recordkeeper and T. Rowe Price Investment Services, Inc., to fulfill its obligations under this Agreement.

1.3Trustee shall have the following powers and authority as necessary to effectuate the directions of Employer or fulfill its nondiscretionary responsibilities hereunder with respect to Trust assets:

(a)To receive and hold all contributions paid to it by Employer;

(b)To make payments to Trust Beneficiaries, Employer, tax authorities or others as contemplated hereunder;

(c)To sell, exchange or transfer any property as directed or contemplated hereunder;

(d)At the direction of Employer, to exercise any right, including the right to vote or tender, appurtenant to any securities held in the Trust; exercise conversion privileges, subscription rights and other options; and participate in or dissent from any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property;

(e)To participate in litigation arising in connection with this Trust, and to pay the costs thereof from the Trust if not paid by Employer;

(f)To hold or make payment from Trust assets pursuant to valid levies or liens;

(g)To engage and rely upon legal counsel (including counsel to Employer, to Trustee or to Recordkeeper) with respect to any of its duties or obligations hereunder, and to pay reasonable fees and expenses for such counsel out of Trust assets, if not paid by Employer;

(h)To engage and rely upon any agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder, and to pay reasonable fees and expenses for such assistance out of the Trust assets, if not paid by Employer;

(i)To register any investment held by it in its own name or in the name of any custodian or of its nominee, with or without the addition of words indicating that such

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securities are held in a trust capacity, provided the books and records of Trustee reflect such investments as part of the Trust;

(j)To hold or to appoint an agent or custodian to hold any property hereunder in bearer form or in its own name or the name of its nominee and to deposit or arrange for the deposit of any such securities or other property in a securities depository or clearing agency; and

(k)To make, execute, acknowledge and deliver any and all documents of transfer and conveyance, trading agreements or other instruments necessary or proper for the accomplishment of any of the foregoing powers.

1.4Each and all of the foregoing powers may be exercised without a court order or approval, but Trustee may in its discretion seek judicial authority and deduct the costs thereof from the Trust, if not paid by Employer.

1.5Notwithstanding any powers granted to Trustee pursuant to this Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

SECTION 9. Taxes

1.1Trustee’s and Recordkeeper’s sole obligation with respect to filing tax returns or reports, or remitting taxes, is listed on Schedule A. If Employer has elected check and tax services on Schedule A, Recordkeeper, unless otherwise instructed by Employer, shall withhold and remit to tax authorities U.S. federal income taxes and any required U.S. state income taxes (based on the Trust Beneficiary’s then-current address of record) at the rates specified in Employer’s payment instruction. Except for those obligations and as specified in the following section, neither Trustee nor Recordkeeper shall have any authority or responsibility to file tax returns or reports, or remit taxes whether from Trust assets or its corporate assets. Specifically, neither Recordkeeper nor Trustee shall have any tax reporting or withholding obligation with respect to foreign (non-U.S.) taxes, taxes of any U.S. territory, possession or commonwealth (other than the District of Columbia), U.S. municipal taxes of any type (including taxes of any political subdivision of any state), FICA or FUTA taxes, state employment or unemployment taxes, or taxes or penalties imposed under section 409A of the Code or comparable state law.

1.2Employer shall pay all taxes (including withholding) lawfully required, levied or assessed upon the Trust other than taxes that Trustee and Recordkeeper are expressly obligated or directed to pay from Trust assets under this Agreement. To the extent that the tax is required due to a withholding obligation on a distribution that neither Trustee nor Recordkeeper are obligated to perform, pursuant to Section 9.1, Employer may direct Trustee to pay to Employer from the Trust an amount necessary to satisfy the obligation. In such case, Recordkeeper, acting as agent of Trustee, shall send the entire distribution amount to Employer so that Employer can issue the

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check and perform tax withholding. In the event Employer fails to pay such taxes, Trustee or Recordkeeper shall, upon receipt of a levy or assessment, pay such taxes from Trust assets.

1.3In the event Employer contests the validity of any tax payable from Trust assets, Employer shall contest the validity of such taxes on behalf of the Trust, and Trustee shall have no obligation to take any steps in connection with such contest except as may be required to facilitate Employer’s actions on behalf of the Trust.

SECTION 10. Compensation and Expenses

1.1Employer shall pay Trustee and Recordkeeper, as applicable, the fees set forth in Schedule C as compensation for their services hereunder. The fee may be changed by Trustee or Recordkeeper, as applicable, upon (90) days prior written notice to Employer.

1.2Employer shall pay Recordkeeper and Trustee fees and other expenses incurred by Trustee or Recordkeeper in the performance of their duties under this Agreement. If not so paid, such fees and expenses shall be paid from the Trust.

1.3Employer acknowledges that Recordkeeper or its affiliates receive compensation in connection with the Price Funds and may receive compensation in connection with Non-Price Funds selected by Employer as Plan investment options as disclosed on Schedule C and related attachments. The annual operating expenses of the Price Funds are disclosed in the Price Funds’ prospectuses and shareholder reports.
SECTION 11. Resignation or Removal of Trustee or Recordkeeper; Designation of Successor Trustee

1.1Trustee Provisions.
(a)Trustee may resign at any time upon at least 90 days’ advance written notice to Employer.
(b)Employer may remove Trustee with or without cause, upon at least 90 days’ advance written notice to Trustee.

(c)Upon resignation or removal of Trustee and appointment of a successor trustee, all assets shall be transferred to the successor trustee as soon as administratively feasible.

(d)If Trustee resigns or is removed and no successor trustee has been appointed, then if the Trust is revocable, Trustee shall deem the Trust to be revoked, and shall make all payments to Employer. If, however, the Trust is irrevocable, Trustee may apply to a court of competent jurisdiction for appointment of a successor trustee or for instructions. All expenses of Trustee in connection with the proceeding shall be paid from the Trust before assets are transferred, if not paid by Employer.

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(e)Each such successor trustee, during such period as it shall act as such, shall have the powers and duties herein conferred upon Trustee, and the word “Trustee” wherever used herein, except where the context otherwise requires, shall be deemed to include any successor trustee.

1.2Recordkeeper Provisions.

(a)Recordkeeper may resign at any time upon at least 90 days’ advance written notice to Employer.

(b)Employer may remove Recordkeeper (which shall automatically remove Trustee) with or without cause, upon at least 90 days’ advance written notice to Recordkeeper.

1.3(a) The resignation or removal of Trustee will result in the termination of this Agreement with respect to the Trustee; provided, however, that Section 11.1 shall survive termination of the Agreement with respect to the Trustee. In the event that Recordkeeper continues to provide recordkeeping services under this Agreement after the resignation or removal of Trustee, the provisions of this Agreement applicable to Recordkeeper shall continue to apply; provided, however, that the parties shall negotiate promptly in good faith a replacement agreement for Recordkeeper.

(b) In the event of resignation or removal of Recordkeeper, at such time the services provided by Trustee under this Agreement, if applicable, will be terminated and will result in the termination of this Agreement with respect to Recordkeeper and Trustee; provided, however, that Sections 10, 11.1, 11.2, 18, 19.2 and 19.3 shall survive termination of the Agreement.

SECTION 12. Amendment of Agreement; Termination of Trust
1.1Except as otherwise provided in Section 10.1, this Agreement may be amended only by written instrument executed by Employer, Trustee and Recordkeeper. Notwithstanding the prior sentence, upon notice to Employer, the Recordkeeper and Trustee may modify or replace Schedules B and C-1 of this Agreement when Employer provides direction to change the Plan investment options in accordance with the terms of the Agreement, and, in the case of Schedule C-1, when the rates of administrative fee payments change.

1.2No amendment of the Trust provisions of this Agreement shall make revocable a Trust that is or has become irrevocable.

1.3The Trust shall terminate: (a) when Trust Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan; (b) if the Trust is revocable, upon Trustee’s receipt of notification that Employer has revoked the Trust (or Employer is deemed to have revoked the Trust

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hereunder); or (c) if the Trust is irrevocable, prior to the time when all payments owed to Trust Beneficiaries have been paid provided that Trust Beneficiaries have provided written approval. Trustee shall have no duty to determine whether all benefit payments have been made to Trust Beneficiaries, or whether all Trust Beneficiaries have provided written approval as described above, and may rely on Employer’s certification to that effect.

1.4Upon termination of the Trust, all remaining assets, after payment of Trust Expenses, shall be paid by Trustee to Employer.

1.5Termination of the Trust shall terminate automatically the Trust provisions of this Agreement; provided, however, that the Trust provisions of the Agreement (including fee obligations) shall not terminate in such circumstances until liquidation of the Trust, subject to the survival of sections outlined in Section 11.3.

SECTION 13. Miscellaneous Trust Provisions

1.1Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

1.2Except insofar as applicable law or this Agreement may otherwise require: (a) benefits payable to Trust Beneficiaries under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subject to attachment, garnishment, levy, execution of other legal or equitable process; and (b) the Trust shall in no manner be liable for or subject to the debts or liabilities of any Trust Beneficiary.
1.3For a Change of Control to be effective with respect to this Agreement, the Governing Body of Employer must issue written notification of Change of Control to Trustee. Trustee has no obligation to make any independent determination or verification that a Change of Control has occurred.
SECTION 14. Recordkeeping

1.1Recordkeeper will provide, or cause to be provided through its affiliates and agents, services set forth on Schedule A.

1.2Recordkeeper shall provide its services on a nondiscretionary basis in accordance with a framework of instructions and interpretations provided by Employer, including the “Administrative Services Manual.” The Administrative Services Manual shall include Recordkeeper’s procedures for servicing the Plan and Employer’s direction in view of those procedures. Recordkeeper may amend its procedures upon notice to Employer, provided that any material change shall not be effective if Employer has provided written objection to Recordkeeper within 90 days of such notice.

1.3With respect to the services that may be performed upon the instruction of Trust Beneficiaries, Recordkeeper may conclusively rely upon and is directed to act upon telephone,

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electronic or written instructions or information provided to it: (a) under a signature which purports to be that of the Trust Beneficiary; or (b) in connection with a personal identification number or other identifying information used to validate that an instruction originated from the Trust Beneficiary.

1.4Within 90 days’ after the close of each Plan Year (as such term is defined in the Plan), removal or resignation of Trustee, or termination of the Trust (“Reporting Dates”), Trustee and Recordkeeper shall provide a written statement of all investments, receipts, disbursements and other transactions effected by it since the prior Reporting Date, including a description of all investments and securities purchased and sold with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held as of such Reporting Date. Except with respect to acts or transactions to which Employer has made written objection within 90 days of the date the statement was provided, Trustee and Recordkeeper shall be forever released and discharged from all liability and accountability for matters covered by such statement to the maximum extent permitted by applicable law.
1.5Upon termination of this Agreement, Recordkeeper shall, upon Employer request, provide such Trust Beneficiary and Plan records as are standard in the recordkeeping industry, but may retain copies of such records necessary or desirable to meet legal, audit or regulatory requirements.
1.6Trustee and Recordkeeper shall upon Employer’s reasonable request permit an independent public accountant selected by Employer to have reasonable access during ordinary business hours to such records as may be necessary to audit accounts for the Plan.

1.7For purpose of maintaining records of each Trust Beneficiaries’ Plan account, Recordkeeper shall implement any trading restrictions and collect any redemption fees that may be applicable to transactions in Price Funds or Non-Price Funds. To the extent redemption fees are applicable and Employer has elected to invest the Trust in accordance with Trust Beneficiary elections, Employer authorizes Recordkeeper to collect and remit such fees to the applicable Mutual Fund.

SECTION 15. Responsibilities and Representation of Employer

1.1Employer will have sole responsibility for:

(a)Maintaining the Plan documents and operating the Plan pursuant to any applicable requirements of law, including the Internal Revenue Code, ERISA, and all other federal, state or local laws applicable with respect to a plan that is intended to constitute an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees;
(b)selecting and monitoring the investments in which the Trust is invested;

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(c)insuring that services contemplated under this Agreement or directions it provides pursuant to this Agreement are consistent with Plan terms;

(d)providing accurate and complete data as necessary for Recordkeeper or Trustee to perform their duties hereunder;

(e)determining that the contributions made on behalf of each Trust Beneficiary are in accordance with the terms of the Plan and applicable federal, state and local laws and regulations; and

(f)resolving all benefit claims and appeals under the Plan.
1.2Employer shall have sole discretion to interpret the terms and conditions of the Plan.

1.3Employer shall provide Recordkeeper with the most recent copy of the Plan (including all amendments thereto) and all Plan data and other documents or information that Recordkeeper may need to perform the services under this Agreement.

1.4Employer shall provide such directions as are necessary for Trustee or Recordkeeper to perform its duties.

(a)Upon request of Trustee or Recordkeeper, Employer will provide its direction through an authorized signer. Authorized signers shall be those individuals identified by Employer on Schedule D as formally authorized to act on behalf of Employer. Employer may amend Schedule D at any time by delivering a revised Schedule D to Recordkeeper and Trustee. Schedule D shall be effective as soon as administratively feasible after receipt by Recordkeeper (for itself and as agent of Trustee), and shall remain in effect until amended. Each individual identified as an authorized signer may provide written direction as contemplated under the Agreement and evidence of direction from any one of them shall be conclusive proof of an Employer direction.

(b)Nothing in this paragraph shall preclude Trustee or Recordkeeper from relying in good faith on directions provided by an individual acting with apparent authority on behalf of Employer.

(c)Trustee and Recordkeeper may conclusively rely upon and shall act upon telephone, electronic or written directions, documents, data and other information, which have been provided to it by Employer or its duly authorized agents or representatives.

1.5If Employer prepares any communications material that describes any Price Fund, Employer shall not distribute or utilize such material until Recordkeeper has approved the portion of the material describing such investment option.

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1.6Neither Trustee nor Recordkeeper will have any duty to inquire into or verify the performance of the foregoing duties by Employer; provided, however, that Trustee or Recordkeeper may require that Employer perform its duties under Sections 15.4 and 15.5.

SECTION 16. Confidentiality
1.1All data, records and information identifiable to the Plan or the Trust Beneficiaries that has been made available to either Recordkeeper or Trustee by Employer in connection with this Agreement, other than information which is in the public domain, which is rightfully obtained from third parties or which is developed by Recordkeeper or Trustee outside the scope of this Agreement, shall be considered “Employer Confidential Information.” To the extent either Recordkeeper or Trustee has Employer Confidential Information, the party with such information shall use all reasonable means to prevent the disclosure of Employer Confidential Information to any unaffiliated third party, except: (a) to provide services hereunder or effectuate the terms of this Agreement or applicable Mutual Fund rules; (b) as required by applicable law, legal subpoena, summons or other lawful process; or (c) as permitted by Employer. Recordkeeper also may disclose non-identifiable Employer Confidential Information to unaffiliated third parties in connection with providing general reports or surveys of deferred compensation plan data and information. Recordkeeper shall notify Employer upon discovery of any unauthorized disclosure of Employer Confidential Information.

1.2All computer reporting systems, computer programs, software, recordkeeping systems, passwords or other security codes issued to Employer and other business practices and procedures of Recordkeeper made available to Employer by Recordkeeper or Trustee in connection with this Agreement, other than information which is in the public domain, which is rightfully obtained by Employer from third parties or which is developed by Employer outside the scope of this Agreement, shall be considered “Recordkeeper/Trustee Confidential Information.” Employer shall keep Recordkeeper/Trustee Confidential Information confidential and shall use all reasonable means to prevent the disclosure of any Recordkeeper/Trustee Confidential Information to any third party except: (a) as required for Employer to perform its obligations hereunder; (b) as required by legal subpoena, summons or other lawful process; or (c) as permitted by Recordkeeper or Trustee, as applicable. Employer shall notify Recordkeeper upon discovery of any unauthorized disclosure of Recordkeeper/Trustee Confidential Information.

SECTION 17. Patriot Act Compliance

1.1Pursuant to federal law, Trustee is required to obtain certain information relating to the Trust and/or Employer and to verify and maintain the information. If Trustee is not provided or able to verify any such information, the Trust may be frozen or closed.

1.2Before the Trustee will hold any assets in the Trust, Trustee must have or be provided with: (a) the taxpayer identification number for the Trust and/or Employer (or have a copy of a submitted taxpayer identification number application for the Trust); (b) a signed copy of the Trust Agreement; and (c) Employer’s street address (a place to contact Employer for matters regarding the Trust).

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SECTION 18. Responsibility and Indemnification
1.1Employer shall indemnify, hold harmless and defend Recordkeeper (including its affiliates, officers, directors, employees and agents) from and against any liability, loss and expense (including reasonable attorneys’ fees and court costs) incurred in connection with: (a) the performance of Recordkeeper’s duties under this Agreement, except to the extent that any such liability, loss or expense arises from either Recordkeeper’s own negligence or willful misconduct, (b) any action taken by Recordkeeper in accordance with the direction or instructions of Employer, any Plan representative or a Trust Beneficiary, or any failure to act in the absence of such directions or instructions, (c) any matter relating to the Plan for which Recordkeeper has no responsibility, control or liability under this Agreement, and (d) Employer’s breach of its obligations under this Agreement.
1.2Employer shall indemnify, hold harmless and defend Trustee (including its affiliates, officers, directors, employees and agents) from and against any liability, loss and expense (including reasonable attorneys’ fees and court costs) incurred in connection with: (a) the performance of Trustee’s duties under this Agreement, except to the extent that any such liability, loss or expense arises from either Trustee’s own negligence or willful misconduct, (b) any action taken by Trustee in accordance with the direction or instructions of Employer or a Trust Beneficiary, or any failure to act in the absence of such directions or instructions, (c) any matter relating to the Plan for which Trustee has no responsibility, control or liability under this Agreement, and (d) Employer’s breach of its obligations under this Agreement.

1.3Neither Trustee nor Recordkeeper shall have any responsibility with respect to any obligation this Agreement imposes on Employer and shall have no duty to inquire into or investigate any instruction provided by Employer. Neither Trustee nor Recordkeeper shall be liable for any duty not specifically assigned herein to Trustee or to Recordkeeper, as the case may be.

1.4Neither Recordkeeper nor Trustee shall be liable for the acts or omissions of any prior or subsequent recordkeeper or trustee.
1.5No party shall be liable for any loss or expense resulting from a failure to fulfill or for delay in fulfilling its responsibilities under this Agreement where such failure or delay arises from any occurrence commonly known as force majeure, including, but not limited to, fire, flood, acts of God, war, riot, acts of any telephone or wireless network, strikes or other acts of workmen, accidents, acts of terrorism, revolution or any other events or circumstances beyond the reasonable control of the party affected by the occurrence.

Section 19. General Provisions

1.1Employer acknowledges and agrees that, in rendering Plan recordkeeping services to Employer, Recordkeeper provides general information only and does not provide legal, investment or tax advice.

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1.2Neither this Agreement nor the performance of services hereunder creates any rights in any third party (including Trust Beneficiaries, creditors or affiliate of Employer) against Recordkeeper. Further, neither this Agreement nor the performance of services hereunder creates rights in any third party against Trustee, except as specifically set forth in the Trust provisions.

1.3This Agreement will be construed and governed by the laws of the State of Maryland.
1.4If any provision of this Agreement is found, held or deemed to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of this Agreement will continue in full force and effect.

1.5This Agreement will be binding upon the successors and assigns of the parties hereto.
1.6Whenever used in this Agreement, unless the context indicates otherwise, the singular will include the plural, the plural will include the singular and the male gender will include the female gender.
1.7Headings in this Agreement are inserted solely for convenience of reference and will neither constitute a part of this Agreement nor affect its meaning, construction or intent.

1.8The waiver by any party of any provision of this Agreement or a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision or any subsequent breach.

1.9This Agreement, together with the Schedules attached hereto, contains the entire agreement of the parties and supersedes all prior agreements, whether written or oral, related to the subject matter of this Agreement.

1.10In the event of any conflict between the provisions of the Plan document and this Agreement, the provisions of this Agreement shall prevail.

1.11Each party represents and warrants that the person executing this Agreement on such party’s behalf has requisite authority to bind such party to this Agreement. The parties agree that this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same Agreement. The parties further agree that a party may execute this Agreement by electronic or manual means and that electronic or manual delivery of a copy of this Agreement (or any other document contemplated hereby bearing an electronic or manual signature) shall be deemed to have the same legal effect as delivery of an original, manually signed copy of this Agreement.

1.12This Agreement shall be effective as of December 1, 2025 (“Effective Date”) or, with respect to Trust provisions, the date of transfer to T. Rowe Price Trust Company of the

HOST HOTELS & RESORTS 154928 ASA 11.05.25

assets which are to be held in trust pursuant to this Agreement, if later. If the Agreement is not fully executed prior to 5:00 p.m. ET on the Business Day immediately prior to the Effective Date, the Agreement shall instead be effective as of the first Business Day immediately following the date that the Agreement is fully executed. For the avoidance of doubt, a “Business Day” means each day the New York Stock Exchange is open for business. Unless otherwise agreed to between T. Rowe Price and Client upon the termination of this Agreement, T. Rowe Price is relieved from providing services under this Agreement.

SECTION 20. Notices

1.1Notices to Employer shall be addressed to Employer at Host Hotels & Resorts, L.P., 4747 Bethesda Avenue, Bethesda Maryland 20814; provided, however, that upon Employer’s written request, such communications shall be sent to such other address as Employer may specify.

1.2Notices to Trustee shall be addressed to T. Rowe Price Trust Company at 1307 Point Street, Baltimore, Maryland 21231; Attention Legal Department; provided, however, that upon Trustee’s written request, such communications shall be sent to such other address as Trustee may specify.

1.3Notices to Recordkeeper shall be addressed to T. Rowe Price Retirement Plan Services, Inc. at 1307 Point Street, Baltimore, Maryland 21231, Attention Legal Department, or such other address as may be provided to Employer, with a copy to the Plan’s service team.

1.4A party may from time to time change its address or designee for notification purposes by giving the other party written notice of the new address or designee.

HOST HOTELS & RESORTS 154928 ASA 11.05.25

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed by its duly authorized officers.

HOST HOTELS & RESORTS, L.P        T. ROWE PRICE TRUST COMPANY

By: __/s/ Joe Ottinger _______________        By: __/s/ Catherine Broderick _________
Vice President

Name:     __Joe Ottinger________________        Name:     Catherine Broderick____________

Title: _SVP, Department head, Accounting        Dated: ___11/28/2025________________

Dated: __11/28/2025_________________

T. ROWE PRICE RETIREMENT PLAN SERVICES, INC.

By: __/s/ Catherine Broderick_________
Vice President

Name: __Catherine Broderick_________

Dated:___11/28/2025 _______________

HOST HOTELS & RESORTS 154928 ASA 11.05.25

Schedule A – Schedule of Services

STANDARD SERVICES
Initial Implementation/Conversion Services
Plan Administration Review
Plan Set Up on Recordkeeping System
Transfer of Plan Data
Participant Notification of New Recordkeeper
Creation of Plan Administrative Services Manual
Dedicated Conversion Support
Ongoing Recordkeeping Services
Enrollment Support
oOne annual online enrollment window for election of deferral amounts, investments and distribution dates
oSupport for newly eligible participants throughout the plan year
Tracking and Maintenance of Participant Accounts
Automated Payroll Processing using T. Rowe Price Layouts
Participant Distribution Calculation
Beneficiary Services (e.g., election processing, account segregation)
Domestic Relations Order Account Segregation
Trustee Services
Maintenance of Trust Assets
Annual Certified Trust Statements
IRS Form 1041 Filing
Plan Expense Payment, as directed
Participant (i.e., Trust Beneficiary) Services
Dedicated Participant Website
Trained Participant Service Center Support
Participant Communications:
oAnnual Enrollment Campaign
oStandard Operational Communications (e.g., fund and/or plan provision changes)
Participant Statements (i.e., quarterly and on-demand)
Participant Confirmations
Employer Services
Client Service Support Team
Employer Online Access
Plan and Investment Reviews
On-Demand Standard Report Generation
Electronic Communication Methods Using Industry Standard Security
Access to Industry Information and Perspectives

SERVICES SPECIFIC TO YOUR PLAN
Ongoing Recordkeeping Services
Class Year Recordkeeping Services
Vesting Calculation
Forfeiture Processing
Disbursement, Payment and Tax Withholding/Reporting Services
oParticipant or Alternate Payee Distribution Check Issuance

HOST HOTELS & RESORTS 154928 ASA 11.05.25

oTax Withholding and Reporting (per Agreement)
Investment Support
Omnibus Trade and Settlement Support
Automatic Rebalance service
Participant (i.e., Trust Beneficiary) Services
Paper Processing
Paper Mailings

SERVICES PROVIDED UPON REQUEST (SUBJECT TO ADDITIONAL CHARGES)
Custom Reporting
Corrective Processing for Employer Errors
Additional Conversion Support (e.g., Mergers and Acquisitions)

SCHEDULE B

HOST HOTELS & RESORTS 154928 ASA 11.05.25

PLAN INVESTMENT OPTIONS

The Authorized Party hereby directs that the following Trust investment options are to be made available under the Plan and Trust and the Trust is to be invested in accordance with Trust Beneficiary elections:

INVESTMENT OPTION	TICKER
BlackRock 20/80 Target Allocation Instl	BICPX
BlackRock 40/60 Target Allocation Instl	BIMPX
BlackRock 60/40 Target Allocation Instl	BIGPX
BlackRock 80/20 Target Allocation Instl	BIAPX
Dodge & Cox Income I	DODIX
Hartford International Opportunities R6	IHOVX
JPMorgan Equity Income R6	OIEJX
JPMorgan Large Cap Growth R6	JLGMX
MFS International Growth R6	MGRDX
MFS Mid Cap Value R6	MVCKX
PIMCO All Asset Instl	PAAIX
Principal Real Estate Securities Inst	PIREX
Principal SmallCap Value II R6	PSMVX
T. Rowe Price Balanced I	RBAIX
T. Rowe Price Equity Index 500 I	PRUIX
T. Rowe Price Integrated US Sm Gr Eq I	TQAIX
T. Rowe Price Mid-Cap Growth I	RPTIX
T. Rowe Price Spectrum Income	RPSIX
Vanguard Extended Market Index Admiral	VEXAX
Vanguard Federal Money Market Investor	VMFXX
Vanguard Total Intl Stock Index Admiral	VTIAX

Any account in the Trust not subject to Trust Beneficiary direction shall be invested as follows:

ACCOUNT	INVESTMENT OPTION	TICKER
All	Vanguard federal Money Market Investor	VMFXX

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SCHEDULE C FEES

The following fees shall apply:

Ongoing Annual Fees
Per Participant Recordkeeping Fee	$75.00
Event-based Charges
Distribution Services	Fee Waived
Tax Withholding Services	Fee Waived
Fee Guarantee Period
December 1, 2025 – November 30, 2028

General Conditions:

•Fees are based on services outlined on Schedule A. If services change, fees are subject to change. If participant counts change significantly, fees are subject to change.

•If recordkeeping services are terminated mid-year, ongoing charges will be prorated to reflect the number of calendar months that this Agreement is in effect during such year.

•Employer recognizes that Recordkeeper or affiliates may collect administrative fee payments in connection with mutual funds held in the plan that are used to offset the costs of recordkeeping and administrative tasks. Current administrative fee payments are listed on Schedule C-1. If administrative fee payments change, the fees quoted are subject to change.

•Employer acknowledges that affiliates of Recordkeeper may receive payment for other services provided to T. Rowe Price mutual funds, including investment management.

•Costs for production and mailing of paper-based participant communications will be billed separately.

•Recordkeeper shall charge Employer for any extraordinary expenses or other costs that arise in the process of performing its duties hereunder. Such extraordinary expenses include, but shall not be limited to, custom reporting, conversion services requested by Employer that require extensive programming, expenses and fees incurred by Recordkeeper in connection with governmental or regulatory inquiries relating to the Plan or in connection with Employer audits of the Plan, and costs of correcting recordkeeping errors that were not made by Recordkeeper.

•Except as otherwise provided for specific fees, all fees and expenses for services provided under this Agreement shall be billed to Employer quarterly in arrears and are due and payable to Recordkeeper within 30 days after the date of invoice. If unpaid for any reason by 90 days after the date of invoice, fees may be extracted from plan-level accounts. If plan level accounts are insufficient, fees may be extracted from participant accounts on a pro rata basis.

•Standard recordkeeping and administrative processes may give rise to incidental compensation to Recordkeeper or its affiliates.

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SCHEDULE C-1 - FEE SCHEDULE
Part I
Recordkeeper will receive certain administrative fees from the non-proprietary investment options identified below for providing recordkeeping and shareholder services to such entities in connection with Plan investments in such funds.

Administrative Fees in Connection with Non-Price Funds
FUND	TICKER	FEE
BlackRock 40/60 Target Allocation Instl	BIMPX	25
BlackRock 60/40 Target Allocation Instl	BIGPX	25
BlackRock 80/20 Target Allocation Instl	BIAPX	25
Dodge & Cox Income I	DODIX	8
Principal Real Estate Securities Inst	PIREX	10

Part II
In addition, Recordkeeper will receive administrative fees from the Price Funds and Price Investments identified below for providing recordkeeping and shareholder services to such entities in connection with Plan investments in such investments.

Administrative Fees in Connection with Price Funds
FUND	TICKER	FEE
T. Rowe Price Spectrum Income	RPSIX	19

*Note the annual administrative fees associated with each option on this Schedule are expressed in basis points (bps).

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SCHEDULE D
AUTHORIZED SIGNERS

The following individuals are authorized to provide direction on behalf of Employer for the purposes as set forth below:

For Employer with regard to THE HOST HOTELS & RESORTS L.P. EXECUTIVE DEFERRED COMPENSATION PLAN:

Name	Signature
Joseph Ottinger	/s/ Joe Ottinger
Karen Montague	/s/ Karen Montague
Gabrielle Walther	/s/ Gabrielle Walther
Mark Hatton	/s/ Mark Hatton

HOST HOTELS & RESORTS L.P.

By: ___/s/ Joe Ottinger__________________

Printed Name: _Joe Ottinger_____________

Title: __SVP, Department Head, Accounting_

Dated: ___11/28/2025__________________

HOST HOTELS & RESORTS 154928 ASA 11.05.25